As filed with the Securities and Exchange Commission on July 31, 2003
                                                    Registration No. 333-57208
   ________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                 _____________

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      to
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                 _____________

                             COMPLETEL EUROPE N.V.
            (Exact name of registrant as specified in its charter)


Amsterdam, The Netherlands                               98-0202823
(State of other jurisdiction of                      (I.R.S. Employer
Incorporation or organization)                       Identification Number)


                                   Blaak 16
                               3011 TA Rotterdam
                                The Netherlands
                               +31 10 43 00 844
         (Address and telephone number of principal executive offices)

                 Completel Europe N.V. 2000 Stock Option Plan

                           (Full title of the plan)

                                Donald Puglisi
                             Puglisi & Associates
                         850 Library Avenue, Suite 204
                               Newark, DE 19711
                                 (302)738-6680

           (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                  COPIES TO:

                              Eden Quainton, Esq.
                   Skadden, Arps, Slate, Meagher & Flom LLP
                        68, rue du Faubourg St. Honore
                                  75008 Paris
                               +33 1 55 27 11 53
                                 _____________

                         DEREGISTRATION OF SECURITIES

         This post-effective amendment No. 1 to the registration statement on Form S-8 (File No. 333-57208) (the "Registration Statement") is being filed to deregister certain Ordinary Shares, nominal value(euro)0.10, of Completel Europe N.V. (the "Registrant") issuable under the Completel Europe N.V. 2000 Stock Option Plan (the "2000 Stock Option Plan").

         On March 19, 2000, the Registrant filed the Registration Statement for purposes of registering 18,919,960 of the Registrant's Ordinary Shares, nominal value (euro)0.10 (the "2000 Stock Option Plan Shares"), issuable upon exercise of stock options issued under the 2000 Stock Option Plan.

         On May 15, 2002, the Registrant announced that it had signed an agreement with an ad hoc committee of holders of its 14% Senior Discount Notes due 2009 and 14% Senior Notes due 2010 in support of a recapitalization plan for the company (the "Recapitalization"). The Recapitalization, which was effected by means of a pre-arranged Netherlands restructuring plan procedure known as an Akkord, was completed on September 17, 2002. In connection with the Recapitalization, the Registrant implemented an operational restructuring involving a shift in business and geographic focus, with the Registrant's operations now concentrated exclusively on the French domestic market. Consequently, the Registrant no longer has any U.S. employees, listing, or presence of any kind, and any securities issued under any company stock option plan will trade exclusively outside the United States. Accordingly, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister, as of the date hereof, all of the 2000 Stock Option Plan Shares that remain unissued under the Registration Statement.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Courbevoie, France, on July 31, 2003.


                                    COMPLETEL EUROPE N.V.,

                                    a public limited liability company
                                    organized under the laws of the Netherlands


                                    By:  /s/ Jerome de Vitry
                                    ......................................
                                    Jerome de Vitry
                                    President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



Signature                             Title                                Date
---------                             -----                                ----


/s/ Jerome de Vitry                   President and                        July 31, 2003
------------------------------        Chief Executive Officer
Jerome de Vitry


/s/ Alexandre Westphalen              Chief Financial Officer and          July 31, 2003
------------------------------        Principal Accounting Officer
Alexandre Westphalen


/s/ Lawrence F. DeGeorge              Supervisory Director                 July 31, 2003
------------------------------
Lawrence F. DeGeorge


/s/ James C. Allen                    Supervisory Director                 July 31, 2003
------------------------------
James C. Allen


/s/ Jean-Marie Descarpentries            Supervisory Director              July 31, 2003
------------------------------
Jean-Marie Descarpentries


/s/ Duncan Lewis                      Supervisory Director                 July 31, 2003
------------------------------
Duncan Lewis


                                      Supervisory Director
------------------------------
Jean-Pierre Vandromme


/s/ Dominique Vignon                  Supervisory Director                 July 31, 2003
------------------------------
Dominique Vignon



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the undersigned authorized U.S. representative on the date indicated.


Name                            Capacity                          Date
----                            --------                          ----

Puglisi & Associates            Authorized Representative in      July 31, 2003
By: /s/ Donald Puglisi          the United States
Name: Donald Puglisi
Title: Managing Director